Exhibit 10.3

STOCK OPTION GRANT AGREEMENT

(Non-Qualified Stock Options)

(Vesting upon Termination Without Cause Following Change in Control)

THIS STOCK OPTION GRANT AGREEMENT is made as of this                     , 20     between IASIS Healthcare Corporation (“Company”) and the undersigned (the “Participant”).

WHEREAS, the Company has adopted and maintains the IASIS Healthcare Corporation 2004 Stock Option Plan (“Plan”) to promote the interests of the Company and its Affiliates and stockholders by providing the Company’s key employees and others with an appropriate incentive to encourage them to continue in the employ of and provide services to the Company or its Affiliates and to improve the growth and profitability of the Company;

WHEREAS, the Plan provides for the Grant to Participants in the Plan of Non-Qualified Stock Options to purchase shares of Common Stock of the Company.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1. Grant of Options. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant a NON-QUALIFIED STOCK OPTION (“Option”) with respect to that number of shares of Common Stock of the Company indicated on the Option Grant Statement attached hereto as Exhibit A.

2. Grant Date. The Grant Date of the Option hereby granted is                      (“Grant Date”).

3. Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of this Agreement shall govern. All capitalized terms used and not defined herein shall have the meaning given to such terms in the Plan.

4. Exercise Price. The exercise price of each share underlying the Option hereby granted is $            .

5. Vesting Date.

(a) The Option shall vest and become exercisable with respect to twenty-five percent (25%) of the shares underlying the Option on each of the first four anniversaries of the Grant Date (each such anniversary, a “Vesting Date”) subject to the Participant continuing to actively and without interruption remain Employed through each such Vesting Date.

(b) Notwithstanding anything to the contrary herein, in the event the Participant’s Employment is terminated by the Company without Cause within two (2) years after a Change in Control, any portion of the Option that is not vested and exercisable and that has not expired shall immediately vest and become exercisable as of the date of the such termination.

6. Expiration Date; Net Exercise. Subject to the provisions of the Plan, the Option or any portion thereof which has not become exercisable pursuant to Section 5 of this Agreement (taking into account any acceleration of exercisability as provided therein) shall expire on the earlier of (i) the date the Participant’s Employment is terminated for any reason or (ii) the tenth anniversary of the Grant Date. Subject to the provisions of the Plan, with respect to any Option or any portion thereof which has become exercisable, the Option (or portion thereof) shall expire on the earlier of: (i) one year after the Date of Termination of the Participant’s Employment on account of death or Disability, by the Participant for Good Reason or by the Company without Cause or as a result of the Company’s election not to extend the term of the Participant’s effective employment agreement, if any, (ii) the commencement of business on the date the Participant’s Employment is, or is deemed to have been, terminated for Cause; (iii) 90 days after the date the Participant’s Employment is terminated by the Participant without Good Reason or as a result of the non-renewal of the term by the Participant of the Participant’s effective employment agreement, if any; or (iv) the tenth anniversary of the Grant Date. During the one-year period described in clause (i) above, the Participant shall be permitted to exercise the Option on a net basis (e.g., by satisfying the exercise price and minimum statutory withholding tax obligations by having withheld a number of Option shares that have a fair market value equal to such obligations).

7. Construction of Agreement. Any provision of this Agreement (or portion thereof) which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable. No waiver of any provision or violation of this Agreement by the Company shall be implied by the Company’s forbearance or failure to take action.

8. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

9. Limitation on Transfer. During the lifetime of the Participant, the Option shall be exercisable only by the Participant. The Option shall not be assignable or transferable other than by will or by the laws of descent and distribution. All shares of Common Stock obtained pursuant to the Option granted herein shall not be transferred except as provided in the Plan and, where applicable, the Management Stockholders’ Agreement.

10. Integration. This Agreement, and the other documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Plan. This Agreement, including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The Company’s authorized person may execute this Agreement using a facsimile signature.

12. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware (United States of America) without regard to the provisions governing conflict of laws.

13. Participant Acknowledgment. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Board in respect of the Plan, this Agreement and the Option shall be final and conclusive. The Participant further acknowledges that, prior to the existence of a Public Market, no exercise of the Option or any portion thereof shall be effective unless and until the Participant has executed the Management Stockholders’ Agreement and the Participant hereby agrees to be bound thereby.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement, the Plan and the Management Stockholders’ Agreement as of the day and year first written above.

IASIS Healthcare Corporation

By:
Name:
Title:

Print Name and Mailing Address:

Exhibit A

Option Grant Statement

Name	Number of Shares